UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2020

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act ..  ☐

Item 1.01	Entry into Material Definitive Agreement.

On November 12, 2020, Organogenesis Holdings Inc. (the “Company”) entered into a fee letter agreement (the “Letter Agreement”) with Avista Capital Partners IV, L.P. (“Avista IV”), Avista Capital Partners (Offshore) IV, L.P. (“Avista Offshore IV” and together with Avista IV, the “Avista Funds”) and Avista Capital Holdings, L.P., an affiliate of the Avista Funds (the “Management Company”), pursuant to which the Company agreed to pay the Management Company a fee in consideration for certain services rendered in connection with Investments (as defined below) in the Company that may be made by the Avista Funds. In connection with the closing of an underwritten public offering of 19,916,708 shares of our Class A common stock, par value $0.0001 per share (the “Common Stock”) on November 17, 2020 (the “Offering”), the underwriters agreed they would not be entitled to a discount or fee for the portion of the aggregate gross proceeds of the Investments sold to the Avista Funds.

Pursuant to the Letter Agreement, the Company is required to pay the Management Company a fee in an amount equal to the portion of the aggregate gross proceeds of the Investments sold to the Avista Funds, if any, multiplied by a rate equal to the rate of the underwriters’ discount or spread in a Covered Offering (as defined below) without giving effect to any Investments sold to the Avista Funds (the “Fee”). No Fee is payable under the Letter Agreement if the Avista Funds do not participate in a Covered Offering. As used herein, “Investments” are defined as the purchase of Common Stock for cash pursuant to an offering (each, a “Covered Offering”) of Common Stock made by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-249531) or before December 31, 2020. In connection with the Offering, the Avista Funds purchased 4,272,657 shares of Common Stock and the Company paid a Fee equal to approximately $0.8 million.

A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fee Letter Agreement dated November 12, 2020 by and among the Company, the Avista Funds and the Management Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Henry Hagopian
Name:	Henry Hagopian
Title:	Interim Chief Financial Officer

Date: November 18, 2020